                                                                    EXHIBIT 99.1

Contact:  Paul Muellner                                  FOR IMMEDIATE RELEASE
Chief Financial Officer
John Q. Hammons Hotels, Inc.
417-864-4300

                      JOHN Q. HAMMONS HOTELS, INC. REPORTS
                  BASIC AND DILUTED EARNINGS OF $0.34 AND $0.29
               PER SHARE, RESPECTIVELY, FOR THE FIRST HALF OF 2004


(SPRINGFIELD, MO., August 9, 2004) ---- John Q. Hammons Hotels, Inc. (AMEX: JQH) today reported results for the second quarter and first six months of 2004.

YEAR-TO-DATE RESULTS

Total revenues for the 2004 six months ended July 2, 2004 were $229.5 million, an increase of 4.9% compared to the 2003 six months ended July 4, 2003. We produced EBITDA for the 2004 six months of $59.7 million, down 2.6% compared to $61.3 million in the 2003 six months primarily attributable to the asset impairment charge discussed below. (See attached table for reconciliation of net income to EBITDA and for our definition of EBITDA). The asset impairment charge had a negative effect on EBITDA of $4.6 million for the 2004 six month period.

Basic and diluted earnings per share for the six months ended July 2, 2004 were $0.34 and $0.29, respectively, compared to basic and diluted earnings per share of $0.06 and $0.05, respectively, for the six months ended July 4, 2003.

Net income for the 2004 six month period was $1.7 million, compared to $0.3 million for the same period in 2003. The 2004 results included two items, which, after giving effect to minority interest, had a net impact of $0.3 million on the Company's net income. One of the items was the recognition of a $1.1 million asset impairment, net of minority interest, due to our decision to sell certain non-strategic hotels and reflects the difference between the net book value, less selling costs, and the current estimated fair market value of these hotels. The other item includes $1.4 million for the recapture of the limited partners' losses we absorbed in the fourth quarter of 2003 and second quarter of 2004. An additional $2.4 million must be recaptured before the limited partners can be allocated future earnings in minority interest.

The following represents a reconciliation of the net income (loss), as reported, to net income, as adjusted (in thousands):


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

                                                                     THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                              JULY 2, 2004       JULY 4, 2003      JULY 2, 2004       JULY 4, 2003
                                                              ------------       ------------      ------------       ------------
Net income (loss), as reported                                 ($ 2,622)           $    79           $ 1,727            $   286

Additions (subtractions):
  Asset impairment, net of expected minority interest             1,115                 --             1,115                 --
  Reallocation of minority interest losses (gains)                1,928                 --            (1,394)                --
                                                                -------            -------           -------            -------
    Sub total                                                     3,043                 --              (279)                --
                                                                -------            -------           -------            -------

Net income, as adjusted                                         $   421            $    79           $ 1,448            $   286
                                                                =======            =======           =======            =======

EXECUTIVE COMMENTS

"We are pleased with our results for the first six months of 2004," stated Mr. John Q. Hammons, Chairman and Chief Executive Officer, "We believe our outstanding performance, coupled with the planned sale of non-strategic hotels and debt reduction, will continue to have a positive impact on the value of our Company for our shareholders."

SECOND QUARTER RESULTS

Total revenues for the three months ended July 2, 2004 were $115.2 million, an increase of 6.0% compared to the three months ended July 4, 2003. We produced EBITDA for the 2004 quarter of $26.4 million, down compared to $30.6 million in the 2003 quarter primarily attributable to the asset impairment charge discussed below. (See attached table for reconciliation of net income to EBITDA and for the definition of EBITDA). The asset impairment charge reduced EBITDA by $4.6 million for the 2004 quarter.

Basic and diluted loss per share for the three months ended July 2, 2004 was ($0.51), compared to basic and diluted earnings per share of $0.02 and $0.01, respectively, for the three months ended July 4, 2003.

Net loss for the 2004 second quarter was $2.6 million, compared to net income of $0.1 million for the 2003 quarter. The 2004 results included two items, which, after giving effect to minority interest, had a negative impact of $3.0 million on the Company's net loss. One of the items was the recognition of a $1.1 million asset impairment, net of minority interest, due to our decision to sell certain non-strategic hotels and reflects the difference between the net book value, less selling costs, and the current estimated fair market value of these hotels. The other item includes $1.9 million of the limited partners' losses we absorbed due to the inability of the limited partners' net contribution to fall below zero. A total of $2.4 million must be recaptured before the limited partners can be allocated future earnings in minority interest.

Revenue Per Available Room (RevPAR) was $68.19 for the 2004 quarter, up 4.7% from the prior year's level of $65.16.


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
FINANCING AND INVESTING ACTIVITIES

Since the beginning of 2003, we have reduced total debt by over $29 million, including scheduled principal amortization. Our current portion of long-term debt ($7.5 million) is attributable to scheduled principal amortization on various individual hotel mortgages.

OPERATIONS OUTLOOK

We forecast that the industry will continue recovery throughout 2004, generating RevPAR and EBITDA above our 2003 levels. This recovery should enhance our cash generation and produce favorable results as we focus on operational efficiencies.

Although we are not developing new hotels, Mr. Hammons personally has numerous projects in various stages of development, which we will manage upon completion, including properties in St. Charles and Springfield, Missouri; Junction City, Kansas; Frisco, Texas; Albuquerque, New Mexico; North Charleston, South Carolina and Hampton, Virginia.

John Q. Hammons Hotels, Inc. is a leading independent owner and manager of affordable upscale, full service hotels located primarily in key secondary markets. We own 47 hotels located in 20 states, containing 11,630 guest rooms or suites, and manage 12 additional hotels located in seven states, containing 2,889 guest rooms or suites. The majority of these 59 hotels operate under the Embassy Suites, Holiday Inn and Marriott trade names. Most of our hotels are located near a state capitol, university, convention center, corporate headquarters, office park or other stable demand generator. A copy of this press release announcing our earnings as well as other financial information will be available in the Investor Relations section of our website at www.jqhhotels.com.

                                     - - -

NOTE - FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, regarding, among other things, our operations outlook, business strategy, prospects and financial position. These statements contain the words "believe," "anticipate," "estimate," "expect," "forecast," "project," "intend," "may," "will," and similar words. These forward-looking statements are not guarantees of future performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others:

      - General economic conditions, including the speed and strength of the economic recovery;

      -     The impact of any serious communicable diseases on travel;

      -     Competition;

      -     Changes in operating costs, particularly energy and labor costs;

      - Unexpected events, such as the September 11, 2001 terrorist attacks, or outbreaks of

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
            war;

      - Risks of hotel operations, such as hotel room supply exceeding demand, increased energy and other travel costs and general industry downturns;

      -     Seasonality of the hotel business;

      -     Cyclical over-building in the hotel and leisure industry;

      - Requirements of franchise agreements, including the right of some franchisors to immediately terminate their respective agreements if we breach certain provisions; and

      -     Costs of complying with applicable state and federal regulations.

      These risks and uncertainties should be considered in evaluating any forward-looking statements contained in this press release. We undertake no obligation to update or revise publicly any forward looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

                             - - Tables Attached - -




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
                          JOHN Q. HAMMONS HOTELS, INC.
                                  AND COMPANIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                       (000's omitted, except share data)

                                                                 THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                          JULY 2, 2004        JULY 4, 2003        JULY 2, 2004        JULY 4, 2003
                                                          ------------        ------------        ------------        ------------
REVENUES:
     Rooms                                                $    72,157         $    68,959         $   142,345         $   136,362
     Food and beverage                                         29,528              27,390              59,602              56,529
     Meeting room rental, related party management
        fee and other                                          13,465              12,315              27,579              25,903
                                                          -----------         -----------         -----------         -----------
        Total revenues                                        115,150             108,664             229,526             218,794

OPERATING EXPENSES:
     Direct operating costs and expenses:
        Rooms                                                  17,673              17,046              34,957              33,326
        Food and beverage                                      23,134              21,982              45,270              43,888
        Other                                                     578                 701               1,194               1,393

     General, administrative, sales and management
        service expenses                                       37,749              33,747              74,106              69,822

     Repairs and maintenance                                    4,968               4,585               9,674               9,038

     Asset Impairment                                           4,619                  --               4,619                  --

     Depreciation and amortization                             12,079              12,586              24,010              25,067
                                                          -----------         -----------         -----------         -----------

        Total operating expenses                              100,800              90,647             193,830             182,534
                                                          -----------         -----------         -----------         -----------

INCOME FROM OPERATIONS                                         14,350              18,017              35,696              36,260

OTHER INCOME (EXPENSE):
     Other income                                                  --                  --                  --                 175
     Interest income                                              159                 156                 277                 335
     Interest expense and amortization of deferred
        financing fees                                        (17,050)            (17,595)            (34,135)            (35,207)
                                                          -----------         -----------         -----------         -----------

INCOME (LOSS) BEFORE MINORITY INTEREST AND
     PROVISION FOR INCOME TAXES                                (2,541)                578               1,838               1,563
     Minority interest in income of partnership                    --                (439)                 --              (1,187)
                                                          -----------         -----------         -----------         -----------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES                (2,541)                139               1,838                 376
     Provision for income taxes                                   (81)                (60)               (111)                (90)
                                                          -----------         -----------         -----------         -----------

NET INCOME (LOSS) ALLOCABLE TO THE COMPANY                $    (2,622)        $        79         $     1,727         $       286
                                                          ===========         ===========         ===========         ===========

BASIC EARNINGS (LOSS) PER SHARE:
     Net earnings (loss) allocable to Company             $     (0.51)        $      0.02         $      0.34         $      0.06
                                                          ===========         ===========         ===========         ===========

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                   5,143,119           5,089,728           5,127,195           5,086,778
                                                          ===========         ===========         ===========         ===========

DILUTED EARNINGS (LOSS) PER SHARE:
     Net earnings (loss) allocable to Company             $     (0.51)        $      0.01         $      0.29         $      0.05
                                                          ===========         ===========         ===========         ===========

DILUTED  WEIGHTED AVERAGE SHARES OUTSTANDING                5,143,119           5,372,627           5,902,355           5,369,677
                                                          ===========         ===========         ===========         ===========




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
                          JOHN Q. HAMMONS HOTELS, INC.

                                  AND COMPANIES

       (AMOUNTS IN THOUSANDS EXCEPT EARNINGS PER SHARE AND OPERATING DATA)


                                                                            THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                      JULY 2, 2004     JULY 4, 2003    JULY 2, 2004    JULY 4, 2003
                                                                      ------------     ------------    ------------    ------------
RECONCILIATION OF NET INCOME TO EBITDA:
Net income (loss)                                                      ($  2,622)        $     79        $  1,727        $    286
Provision for income taxes                                                    81               60             111              90
Minority interest in earnings of partnership                                   0              439               0           1,187
Interest expense and amortization of deferred financing fees, net         16,891           17,439          33,858          34,872
Other income                                                                   0                0               0            (175)
Depreciation and amortization                                             12,079           12,586          24,010          25,067
                                                                        --------         --------        --------        --------
EBITDA (a) (b)                                                          $ 26,429         $ 30,603        $ 59,706        $ 61,327
                                                                        ========         ========        ========        ========

EBITDA MARGIN (% OF TOTAL REVENUE)                                          23.0%            28.2%           26.0%           28.0%

(a) EBITDA is defined as income before interest income and expense, income tax expense, depreciation and amortization, minority interest, extinguishment of debt costs and other income. Management considers EBITDA to be one measure of operating performance for the Company before debt service that provides a relevant basis for comparison, and EBITDA is presented to assist investors in analyzing the performance of the Company. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States, nor should it be considered as an indicator of the overall financial performance of the Company. The Company's calculation of EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited. (b) EBITDA for the 2004 periods includes an Asset Impairment charge of $4.6 million.

                                                        THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                 JULY 2, 2004       JULY 4, 2003       JULY 2, 2004       JULY 4, 2003
                                                 ------------       ------------       ------------       ------------
TOTAL OWNED HOTELS:
Occupancy                                             67.3%              65.7%              66.4%              64.2%
Average Room Rate                                  $101.35            $ 99.21            $101.32            $100.29
RevPAR (Room Revenue per available room)           $ 68.19            $ 65.16            $ 67.26            $ 64.43


                                                                  JULY 2,      JAN. 2,      JAN. 3,
                                                                   2004         2004         2003
                                                                 --------     --------     --------
SELECTED BALANCE SHEET DATA
Current Assets                                                   $ 72,605     $ 54,022     $ 52,020

Total Assets                                                     $821,680     $822,183     $859,972

Current Liabilities Excluding Debt                               $ 41,989     $ 41,043     $ 40,789

Current Portion of Long-Term Debt                                $  7,492     $  7,423     $ 13,683

Total Long-Term Debt Including Current Portion                   $777,106     $781,072     $806,342

Total Cash and Equivalents, Restricted Cash and
     Marketable Securities                                       $ 81,806     $ 61,222     $ 50,368

Net Debt (Total Long-Term Debt less Total Cash and
     Equivalents, Restricted Cash and Marketable Securities)     $695,300     $719,850     $755,974


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